CHINA DISCOVERY ACQUISITION CORP.

_____________ ___, 2007

Voxa, Inc.
2666 East Bayshore Road, Suite B
Palo Alto, California 94303

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of China Discovery Acquisition Corp. (“CDAC”) and continuing until the consummation by CDAC of a “Business Combination” (as described in CDAC’s IPO prospectus), Voxa, Inc. shall make available to CDAC certain office and secretarial services as may be required by CDAC from time to time, situated at 2666 East Bayshore Road, Suite B, Palo Alto, California 94303. In exchange therefore, CDAC shall pay Voxa, Inc. the sum of $7,500 per month on the Effective Date and continuing monthly thereafter.

Very truly yours, CHINA DISCOVERY ACQUISITION CORP.

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

VOXA, INC.

By:

Name:
Title: